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Exhibit 11.1



               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                              RESPIRONICS, INC.

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
                                                                             YEAR ENDED JUNE 30

                                                                     1997          1996          1995
                                                                  -----------   -----------   -----------
PRIMARY

Average shares outstanding                                         19,607,921    17,443,907    16,492,113

Net effect of dilutive stock options--based on the treasury
 stock method using average market price                              664,012       880,593     1,040,309
                                                                  -----------   -----------   -----------

              TOTAL                                                20,271,933    18,324,500    17,532,422
                                                                  ===========   ===========   ===========

Net income                                                        $20,315,824   $15,338,608   $11,677,027
                                                                  ===========   ===========   ===========

Per share amount:

Net income                                                              $1.00         $0.84         $0.67
                                                                  ===========   ===========   ===========


FULLY DILUTED

Average shares outstanding                                         19,607,921    17,443,907    16,492,113

Net effect of dilutive stock options--based on the treasury
 stock method using year end market price, if higher than
 average market price                                                 684,032       882,768     1,148,200
                                                                  -----------   -----------   -----------

              TOTAL                                                20,291,953    18,326,675    17,640,313
                                                                  ===========   ===========   ===========

Net income                                                        $20,315,824   $15,338,608   $11,677,027
                                                                  ===========   ===========   ===========

Per share amount:

Net income                                                              $1.00         $0.84         $0.66
                                                                  ===========   ===========   ===========

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